Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 3, 2021, relating to the financial statements of Apollo Strategic Growth Capital II appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-251920.

/s/ WithumSmith+Brown, PC

New York, New York
February 9, 2021